As filed with the Securities and Exchange Commission on December 5, 2000
                               _______________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _______________

                                   Form 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      COMPUTERIZED THERMAL IMAGING, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                 Nevada                            87-0458721
(State of incorporation or organization) (I.R.S. Employer Identification No.)

    476 Heritage Park Boulevard, Suite 210
               Layton, Utah                             84041
     (Address of Principal Executive Offices)             (ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered

Common Stock, par value $0.001 per share      American Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: None

     Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant's Securities to be Registered.

     The description of the Registrant's common stock is incorporated herein by reference to the Registrant's registration statement on Form SB-2 (File No. 333-47237, as amended) (the "Registration Statement").

Item 2.   Exhibits.

Exhibit     Description
-------     --------------
3(a) Articles of Incorporation dated June 10, 1987. Incorporated herein by reference to the Registrant's Registration Statement.

3(b) Amendment to Articles of Incorporation dated July 31, 1987. Incorporated herein by reference to the Registrant's Registration Statement.

3(c) Amendment to Articles of Incorporation dated September 12, 1989. Incorporated herein by reference to the Registrant's Registration Statement.

3(d) Amendment to Articles of Incorporation filed November 6, 1989. Incorporated herein by reference to the Registrant's Registration Statement.

3(e) Amendment to Articles of Incorporation filed April 22, 1992. Incorporated herein by reference to the Registrant's Registration Statement.

3(f) Amendment to Articles of Incorporation dated February 17, 1998. Incorporated herein by reference to the Registrant's Registration Statement.

3(g) Bylaws, as amended January 15, 1998. Incorporated herein by reference to the Registrant's Registration Statement.

 4 Common Stock Specimen of the Registrant. Incorporated herein by reference to the Registrant's Registration Statement.

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          COMPUTERIZED THERMAL
                                          IMAGING, INC.


                                      By:  /s/ David A. Packer
Date:  December 5, 2000                   ------------------------------------
                                           David A. Packer, President